UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2006
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Blvd., Suite 600, Houston, Texas (Address of Principal Executive Offices)		77027-3415 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Exhibits
SIGNATURES
Index to Exhibits
Underwriting Agreement
Officer's Certificate
Form of $500,000,000 Global Note
Form of $100,000,000 Global Note
Opinion of Conyers Dill & Pearman
Opinion of Andrews Kurth LLP
Press release

Item 1.01. Entry into a Material Definitive Agreement
     On August 2, 2006, we entered into an Underwriting Agreement with Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the underwriters named therein. Under that agreement, we issued and sold to those underwriters an aggregate of $600,000,000 of our 6.50% Senior Notes due 2036 on August 7, 2006. These notes were issued pursuant to an Indenture, dated October 1, 2003, among Weatherford International Ltd., Weatherford International, Inc. and Deutsche Bank Trust Company Americas. We received net proceeds, after underwriting discount and expenses and net of the settlement of hedging transactions, of $588.3 million from the sale of the notes. A copy of that the Underwriting Agreement is attached as Exhibit 1.1 to this report.
     In the ordinary course of business, certain of the underwriters and their respective affiliates have provided, and may in the future provide, financial advisory, investment banking and other financial and banking services, and the extension of credit, to us or our subsidiaries. These underwriters and their affiliates have received, and may in the future receive, customary fees and commissions for their services.
     UBS Loan Finance LLC, an affiliate of UBS Securities LLC, Bank of America, N.A., an affiliate of Banc of America Securities LLC, and Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. Incorporated are our lenders under our 364-Day Revolving Credit Agreement.
     Merrill Lynch, Pierce Fenner & Smith Incorporated is among the Underwriters. Merrill Lynch, Pierce Fenner & Smith Incorporated and one of its affiliates, Merrill Lynch Money Markets Inc., act as dealers in the Company’s commercial paper program for the issuance of short-term notes.
Item 1.02. Termination of a Material Definitive Agreement
     On August 7, 2006, following the closing of our senior notes offering, we notified the administrative agent under our 364-Day Revolving Credit Agreement with UBS Loan Finance LLC, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc. that we have elected to terminate the commitments under that agreement effective August 10, 2006. These lenders are affiliates of the underwriters under the senior notes offering described above. That facility was scheduled to mature August 23, 2006. No amounts are outstanding under the facility, which has $600.0 million of committed availability. There are no early termination penalties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On August 2, 2006, a duly authorized committee of our Board of Directors authorized the creation of a series of senior debt designated as our 6.50% Senior Notes due 2036. The Officers’ Certificate, dated August 7, 2006, detailing the establishment of that series of Notes is attached to this report as Exhibit 4.1, and the forms of Notes evidencing the debt are attached to this report as Exhibits 4.2 and 4.3.

     Pursuant to the terms of the Notes, we are required to pay interest on the Notes on February 1 and August 1 of each year, beginning February 1, 2007. The Notes will mature on August 1, 2036. We may redeem some of the Notes from time to time, or all of the Notes at any time, at the redemption prices set forth in the Officers’ Certificate. The Notes are our unsecured senior obligations and rank equally with all of our other unsecured senior indebtedness from time to time outstanding.
     The notes are fully and unconditionally guaranteed on a senior unsecured basis by Weatherford International, Inc., which is one of our subsidiaries. The guarantee ranks equal in right of payment to all of the guarantor’s existing and future unsecured and unsubordinated indebtedness. This guarantee may be terminated and reinstated under certain circumstances as described in the Officers’ Certificate.
Item 8.01. Other Events
     On August 2, 2006, we announced that we priced an offering of $600,000,000 of 6.50% Senior Notes due 2036. A copy of the press release announcing the offering is filed as Exhibit 99.1 to this report.
     We have notified the dealers under our commercial paper facility for the issuance of short-term notes that we will reduce that facility to $700.0 million effective August 10, 2006 contemporaneously with the termination of our 364-Day Revolving Credit Agreement.
Item 9.01. Exhibits
(c)	Exhibits
1.1	Underwriting Agreement, dated August 2, 2006, among Weatherford International Ltd., Weatherford International, Inc., and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC as Representatives of the several underwriters named therein.

4.1	Officers’ Certificate, dated August 2, 2006, establishing the series of 6.50% Senior Notes due 2036.

4.2	Form of $500,000,000 global note for 6.50% Senior Notes due 2036.

4.3	Form of $100,000,000 global note for 6.50% Senior Notes due 2036.

5.1	Opinion of Conyers Dill & Pearman regarding the senior notes.

5.2	Opinion of Andrews Kurth LLP regarding the senior notes.

99.1	Press release dated August 2, 2006, announcing senior notes offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Dated: August 7, 2006	/s/ LISA W. RODRIGUEZ
Lisa W. Rodriguez,
Senior Vice President and
Chief Financial Officer

Index to Exhibits
1.1	Underwriting Agreement, dated August 2, 2006, among Weatherford International Ltd., Weatherford International, Inc., and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC as Representatives of the several underwriters named therein.

4.1	Officers’ Certificate, dated August 2, 2006, establishing the series of 6.50% Senior Notes due 2036.

4.2	Form of $500,000,000 global note for 6.50% Senior Notes due 2036.

4.3	Form of $100,000,000 global note for 6.50% Senior Notes due 2036.

5.1	Opinion of Conyers Dill & Pearman regarding the senior notes.

5.2	Opinion of Andrews Kurth LLP regarding the senior notes.

99.1	Press release dated August 2, 2006, announcing senior notes offering.